UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SUGARMADE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23446	94-3008888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1536 Newell Ave., Walnut Creek, CA 94596

(Address of Principal Executive Offices)

(888) 747-6233
(Registrant’s Telephone Number, including area code)

167 N. Sunset Ave. City of Industry, CA. 91744
(Former name or former address, if changed since last report)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: None
2.	Form Schedule or Registration Statement No.: 14C
3.	Filing Party: Sugarmade, Inc.
4.	Date Filed: May 13, 2015

SUGARMADE, INC.

167 North Sunset Ave, City of Industry, CA 91744

Phone Number: (888) 982-1628

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF

SUGARMADE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934. as amended

167 North Sunset Ave.

City of Industry, CA 91744

GENERAL INFORMATION

To the Holders of Common Stock of Sugarmade, Inc.:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Sugarmade, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about April 23, 2015, the Company received written consents in lieu of a meeting of Stockholders from holders of 82,591,653 shares of voting securities representing approximately 52.7% of the 151,545,710 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1)	To appoint directors to Sugarmade, Inc.

On April 23, 2015, the Board of Directors of the Company approved the appointing of directors, subject to Stockholder approval. The Majority Stockholders approved appointing of directors by written consent in lieu of a meeting on April 22, 2015. Accordingly, your consent is not required and is not being solicited in connection with the approval of the appointing of directors.  The appointing will become effective when we file the Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Delaware twenty (20) days after the Definitive Information Statement is filed and mailed to Stockholders of Record.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: May 13, 2015	For the Board of Directors of Sugarmade, Inc.

By:	/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer and Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

ACTIONS TO BE TAKEN

ACTION I – APPOINTING OF DIRECTORS

Purpose of the Appointing of Directors

On April 23, 2015, the Company’s Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities approved a resolution to appoint new directors.

General

Pursuant to our Articles of Incorporation, the holders of our Voting Shares may elect our directors. All nominees have advised us that they are able and willing to serve as directors until the 2016 Annual Meeting or until their respective successors are elected and qualified. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director, an officer, or a nominee.

There are no family relationships among our directors and officers. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

All members of the Board participate in the consideration of director nominees and of executive officer and director compensation. We have no qualified financial expert at this time because we have not been able to identify or retain a qualified candidate.

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that we and our stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances.

We currently have no independent directors. We apply the definition of "independent director" provided under the Listing Rules of The NASDAQ Stock Market LLC ("NASDAQ"). Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that none of the directors serving on the Board are independent of us under NASDAQ rules, as each director also serves as an officer of us. The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.

The Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, knowledge, diversity, experience, and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Board does not have a formal process for stockholders to send communications to the Board, including recommendations of director candidates. The names of all of our directors are available in this Information Statement. Given the infrequency of stockholder communications to the Board, and given that the majority of the Voting Shares is held by our directors, executives and a very small group of long time investors, the Board does not believe a formal process is necessary. The Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Director nominations and other communications may be submitted by a stockholder by sending such communications to any member of the Board.

.

The Board reviews the qualities of the Board members as a group, including the diversity of the Board's career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations and business experiences. The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole. Moreover, the Board considered each nominee's overall service to us during the previous term, each nominee's personal integrity and willingness to apply sound and independent business judgment with respect to our matters, as well as the individual experience of each director noted within their biographies below.

Interest of Certain Person in or Opposition to the Matters to be Acted Upon

Except in their capacity as shareholders (which interest does not differ from that of the other common shareholders), none of our officers, directors, or any of their respective affiliates has any interest in the Appointing of directors.

Outstanding Voting Shares and Shares Voting for Action

Our authorized capital stock consists of 300,000,000 shares of Common Stock and 10,000,000 Series B preferred shares, par value $0.0001 per share. As of the date of the shareholder vote there were 151,545,710 outstanding common shares eligible to vote. The Series B Preferred holders have 1,500,000 common share vote equivalents. The total number of eligible votes was therefore 153,045,701 common share equivalents as of April 23, 2015 (the “Record Date”). 82,591,653 votes for adoption were received, which equals 52.7% of eligible votes.

Dissenter’s Right of Appraisal

The Stockholders have no right under Delaware Corporate Law, the Company’s Articles of Incorporation consistent with above, or ByLaws to dissent from any of the provisions adopted in the Amendment.

Effective Date of Appointing Directors

Pursuant to Rule 14c-2 under the Exchange Act, the Appointing of Directors shall not be filed with the Secretary of State of Delaware until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the action contemplated hereby will be effected on or about the close of business on May 14, 2015.

Board Committees

Audit Committee - On December 31, 2014, the Board of Directors elected Mr. Er Wang as Audit Committee Chair, to serve until his successor is duly elected and qualified. Mr. Wang will serve as the sole member of the Audit Committee until additional qualified Directors can be nominated and ratified for service on the Board and/or Audit Committee.

The purpose of the Audit Committee is to represent and assist the Board in its oversight of 1) integrity of the financial reporting of the Company, 2) the independence, qualifications and performance of the Company’s external independent auditor and the performance of the internal auditors and 3) the Company’s compliance with legal and regulatory requirements.

The basic purpose and responsibility of the Audit Committee shall be to advise and assist this Board in fulfilling its responsibilities for this Company and its subsidiaries and affiliates in connection with monitoring the integrity of this Company’s financial statements, financial and accounting practices, internal controls, performance of external and internal auditors, independence and qualification of the independent auditors, business ethics, and compliance with legal and regulatory requirements. The Audit Committee shall oversee these areas for this Company and all of its controlled subsidiaries and affiliates, and, to the extent practicable, for any of this Company’s subsidiaries and affiliates that it does not control.

Mr. Wang is qualified for service on the Audit Committee by way of his diverse background across management consulting at a Big 4 accounting and audit firm, corporate finance at a major movie studio, and as a co-founder at a loyalty rewards startup. Mr. Wang graduated from the University of California Irvine with a Bachelor of Arts in Business Economics.

The primary objective of the Committee is to assist the Board of Directors ("the Board") in fulfilling its responsibilities relating to accounting, internal control systems and reporting practices of the Company.

The Committee will evaluate the adequacy and effectiveness of the Company's administrative, taxation, operating, and accounting policies, through active communication with operating management and internal and external audit. Review all necessary financial reports to be made to the public prior to their release. Review any regulatory policies, pronouncements, standards and reports of an accounting or finance nature submitted to the Company and monitor management's response to them. Require reports from management/contractors and internal and external audit on any significant proposed regulatory, accounting or reporting issue, or any significant unusual transaction, and assess the potential impact upon the Company's financial reporting process. Review the annual, half-yearly and quarterly (where required) financial statements with external audit, and recommend acceptance to the Board. To the best of the committee’s knowledge, all services were approved by the audit committee under the limited waiver of pre-approval.

The Board has not established other committees and acts as its own nominating and compensation committee as it believes that the functions of such committees can be adequately performed by the Board.

Directors

The following table sets forth the name, age, and current position of the directors elected by the Written Consent:

Name	Age	Position
Jimmy Chan	35	Chairman, CEO, CFO and Secretary
Waylon Huang	32	Director
Er Wang	28	Director

Jimmy Chan, 35, director (Chairman), has been, since 2008, the Chief Executive Officer, Chief Financial Officers and Secretary of Sugarmade. From 2005 to 2007, he served as the Vice-President, for Emergence Capital, operating out of Garden Grove, California, and providing mortgage services to the general public. From 2003 to 2005, he was the Vice-President in charge of operations for Azusa Mobile, a T-Mobile authorized dealer, and prior to that he was the president of Cyber Gift, importing toys for distribution as a wholesaler. He is not an officer nor director of any other public companies.

Waylon Huang, 32, director, has been serving as the chief operations officer of CarryOutSupplies.com, for the past 3 years, starting in the accounting department in Jan, 2008, and assuming the duties of COO in August, 1st, 2011. Prior to joining CarryOutSupplies.com, he was the ApoApo Store Manager for their Nogales and then Rowland Heights facilities, from 2004 to 2007. He has extensive experience in inventory control, materiel management, and operational planning, and has, during the preceding 6 years, added human resources to his range of knowledge and control. He does not serve as an officer or director of any other public companies.

Er Wang, 28, director, brings the Company a diverse background across management consulting at a Big 4 accounting and audit firm, corporate finance at a major movie studio, and as a co-founder at a loyalty rewards startup. Mr. Wang graduated from the University of California Irvine with a Bachelor of Arts in Business Economics.

Security Ownership of Certain Beneficial Directors, Officers, Owners and Other Beneficial Owners

As of the date of this filing, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The below table has been prepared based on the number of shares outstanding totaling 151,545,710 common shares.

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Jimmy Chan	7,100,000	4.7%
Waylan Huang	2,662,500	1.8%
Er Wang	652,174	0.4%
All Directors and Executive Officers as a Group	10,414,674	7.0%
(3 Persons)

Greater than 5% Shareholders
LMK Capital LLC	23,377,778	14.7%
Weihao Ltd	10,000,000	6.6%

As of the date of this filing Mr. Jimmy Chan’s holding represent 4.7% of the company. Mr. Chan is currently employed by LMK Capital LLC as management consultant.

LMK Capital LLC.’s holding as of the date of this filing represents 14.7% of the company.

As of the date of this filing, Mr. Waylon Huang’s holding represent 1.8% of the company.

As of the date of this filing, Mr. Er Ya Wang’s holding represent 0.4% of the company.

As of the date of this filing, Weihao Ltd’s holding represent 6.6% of the company.

Executive Compensation

Director Chan and Huang receive a salary of $60,000 per year and Director Wang as of the date of this filing has no salary. Additionally Chan receive 5,000,000 options to purchase common shares at the price of $0.0001, Director Wang and Huang receive 3,000,000 options to purchase common shares at the price of $0.0001. We do not have any retirement, pension, profit-sharing or insurance programs for the benefit of our directors, officers or employees

Director and Officers Related Party Transactions

On July 17, 2014, the Company sold 4,500,000 shares of restricted common stock to an accredited investor for $50,000 pursuant to an exemption from registration relying on Section 4(2) and Rule 506 of Regulation D, under the Securities Act of 1933, as amended. The purchasing entity was LMK CAPITAL LLC, DBA PREMIER PAPER & PLASTIC INTERNATIONAL (“LMK”), a Company in which our CEO, Jimmy Chan, is currently affiliated with as a consultant.

On August 12, 2014, the Company approved the conversion of $200,000 of short-term debt into 10,000,000 common shares. The shares were issued to Weihao LLC on December 19, 2014. Weihao, LLC is an entity controlled by Director Huang.

On August 12, 2014, the Company approved the conversion of $275,000 of short-term debt into 15,277,778 common shares. The holder of the debt was LMK CAPITAL LLC, DBA PREMIER PAPER & PLASTIC INTERNATIONAL (“LMK”), a Company in which our CEO, Jimmy Chan, is currently affiliated with as a consultant.

On September 12, 2014, the Company approved the conversion of $75,000 of short-term debt into 4,166,666 common shares. The holder of the debt was LMK CAPITAL LLC, DBA PREMIER PAPER & PLASTIC INTERNATIONAL (“LMK”), a Company in which our CEO, Jimmy Chan, is currently affiliated with as a consultant.

Other Stockholder Proposals

Our Annual Meeting of Stockholders for the fiscal year to end June 30, 2015 (the "2015 Annual Meeting"), if held, is expected to be held on or about August 25, 2015, and stockholders having proposals that they desire to present at our 2015 Annual Meeting of Stockholders should, if they desire that such proposals be included in our proxy statement and proxy relating to such meeting, submit such proposals in time to be received by us not later than August 1, 2015. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board directs the close attention of interested stockholders to that rule. Proposals should be mailed to our CEO.

Mailing Address:

Jimmy Chan

167 N. Sunset Ave.

City of Industry, CA. 91744

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, SUGARMADE, INC. has duly caused this report to be signed by the undersigned hereunto authorized.

SUGARMADE, INC.

Members of the Board:

/s/ Jimmy Chan

Jimmy Chan

/s/ Er Wang

Er Wang

/s/ Waylon Huang

Waylong Huang

Dated: May 13, 2015

By Order of the Board of Directors

/s/ Jimmy Chan

-----------------------------------

Jimmy Chan

Chairman and CEO

EXHIBIT A

MAJORITY WRITTEN CONSENT

IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS

SUGARMADE, INC.,

A DELAWARE CORPORATION

IN LIEU OF ANNUAL MEETING

The undersigned stockholders, constituting the majority stockholders of Suagemade, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority of Delaware law and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding an annual stockholders' meeting, do hereby adopt the following resolutions:

ELECTION OF DIRECTORS

WHEREAS, the majority stockholders deem it to be in the best interests of the Corporation to elect the following individuals to the Board who have been nominated by the Board:

Jimmy Chan

Er Wang

Waylon Huang

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the following individual is hereby elected to serve as a member of the Board until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify:

Jimmy Chan

Er Wang

Waylon Huang

Ratification of the Actions

RESOLVED, that all actions taken by the officer and directors of the Corporation since the last meeting of the stockholders be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

IN WITNESS WHEREOF, the undersigned stockholders, constituting the majority stockholders of the Corporation, has executed this Majority Written Consent as of April 23, 2015.

Shareholder Name		Share Owned	Percent Common Class
Er Wang	Director	2,062,174	0.4%
Jimmy Chan	Director, CEO	7,100,000	4.6%
LMK, LLC	Shareholder, CEO	26,544,445	17.3%
Waylon Huang	Director	2,662,500	1.7%
David Cheung	Shareholder	5,325,000	3.5%
Henry Lee	Shareholder	7,100,000	4.6%
Tony Thai	Shareholder	7,400,000	4.8%
Amy Thai	Shareholder	7,100,000	4.6%
SugarCane Paper Co.	Shareholder	7,297,534	4.7%
Weihao, LLC	Shareholder	10,000,000	6.5%
		82,591,653	52.7%